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                                                                   EXHIBIT 10.31

                               APACHE CORPORATION

                       2003 STOCK APPRECIATION RIGHTS PLAN

                           EFFECTIVE AS OF MAY 1, 2003

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                               APACHE CORPORATION
                       2003 STOCK APPRECIATION RIGHTS PLAN

                                    SECTION 1

                                  INTRODUCTION

1.1 Establishment. Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in Section
2.1 hereof) as the "Company" except where the context otherwise requires), hereby establishes the Apache Corporation 2003 Stock Appreciation Rights Plan (the "Plan") for Eligible Employees (as defined in Section 2.1 hereof). The Plan permits the grant of stock appreciation rights to Eligible Employees selected by the Committee (as defined in Section 2.1 hereof).

1.2 Purposes. The purposes of the Plan are to provide the Eligible Employees designated by the Committee for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those employees is more closely aligned with the interests of the Company's stockholders. The Plan is also designed to retain and motivate Eligible Employees and attract talented personnel in a competitive environment.

1.3 Effective Date. The effective date of the Plan (the "Effective Date") is May 1, 2003.

                                    SECTION 2

                                   DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

         (a) "Administrative Agent" means any designee or agent that may be appointed by the Committee pursuant to Section 3.1(b) hereof.

         (b) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

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         (c)      "Board" means the Board of Directors of the Company.

         (d) "Committee" means the Stock Option Plan Committee of the Board, which is empowered hereunder to take actions in the administration of the Plan. The Committee shall be constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule(s) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         (e) "Eligible Employees" means full-time employees (including, without limitation, officers and directors who are also employees), and certain part-time employees, of the Company or any division thereof.

         (f) "Exercise Date" means the date of exercise determined in accordance with subsection 7.2(g) hereof.

         (g) "Expiration Date" means the date on which the Stock Appreciation Right Period (as defined in subsection 7.2(c) hereof) ends.

         (h) "Fair Market Value" means the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

         (i) "Grant Date" means the date of grant determined in accordance with subsection 7.2(h) hereof.

         (j) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         (k) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more Stock Appreciation Rights under the Plan.

         (l) "Stock Appreciation Right" means to receive an amount equal to the excess of the Fair Market Value as of the Exercise Date of one share of Stock over the SAR Price times the number of shares of Stock to which the Stock Appreciation Right relates.

         (m) "SAR Price" means the price at which the Stock Appreciation Right was granted determined in accordance with subsection 7.2(b) hereof.

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         (n)      "Stock" means the U.S. $1.25 par value Common Stock of the
Company.

2.2 Headings; Gender and Number. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                    SECTION 3

                               PLAN ADMINISTRATION

3.1      Administration by the Committee.

         (a) The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Stock Appreciation Rights to be granted pursuant to the Plan, the number of shares of Stock to which each Stock Appreciation Right relates, the time at which such Stock Appreciation Rights are to be granted, fix the SAR Price, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Stock Appreciation Rights granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

         (b) The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may appoint an Administrative Agent, who need not be a member of the Committee or an employee of the Company, to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such

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expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                    SECTION 4

                    ADJUSTMENTS TO OR OTHER CHANGES IN STOCK

4.1 Adjustments for Stock Split, Stock Dividend, etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be, in each case, equitably and proportionally adjusted to take into account the occurrence of any of the above events, (i) the shares of Stock to which each outstanding Stock Appreciation Right relates; and (iii) the SAR Price for each outstanding Stock Appreciation Right granted hereunder.

4.2 Other Changes in Stock. In the event there shall be any change, other than as specified in Section 4.1 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares to which outstanding Stock Appreciation Rights relate, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and for each outstanding Stock Appreciation Right that involves the particular type of stock for which a change was effected.

4.3 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties.

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                                    SECTION 5

                          REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 8 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Stock Appreciation Rights either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Stock Appreciation Rights by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Stock Appreciation Rights as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares of Stock to which the Stock Appreciation Rights relate immediately after such substitution over the aggregate SAR Price thereof is not more than the excess of the aggregate Fair Market Value of the shares of Stock to which such Stock Appreciation Rights relate immediately before such substitution over the aggregate Unit Price thereof, or (ii) upon written notice to the Participants, provide that all unexercised Stock Appreciation Rights shall be exercised within a specified number of days of the date of such notice or such Stock Appreciation Rights will be terminated. In the latter event, the Committee shall accelerate the vesting dates of outstanding Stock Appreciation Rights so that all Stock Appreciation Rights become fully vested and exercisable prior to any such event.

                                    SECTION 6

                                  PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company's long-term corporate economic objectives. Participants may be granted from time to

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time one or more Stock Appreciation Rights; provided, however, that the grant of each such Stock Appreciation Right shall be separately approved by the Committee, and receipt of one such Stock Appreciation Right shall not result in automatic receipt of any other Stock Appreciation Right. Upon determination by the Committee that a Stock Appreciation Right is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Stock Appreciation Rights shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                    SECTION 7

                            STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. Coincident with or following designation for participation in the Plan, an Eligible Employee may be granted one or more Stock Appreciation Rights. Grants of Stock Appreciation Rights under the Plan shall be made by the Committee. In no event shall the exercise of one Stock Appreciation Right affect the right to exercise any other Stock Appreciation Right or affect the number of shares of Stock to which any other Share Appreciation Right relates, except as provided in subsection 7.2(j) hereof.

7.2 Stock Appreciation Right Agreements. Each Stock Appreciation Right granted under the Plan shall be evidenced by a written agreement which shall be entered into by the Company and the Participant to whom the Stock Appreciation Right is granted (the "Stock Appreciation Right Agreement"), and which shall contain the following terms and conditions, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate in each case:

         (a) Number of Shares. Each Stock Appreciation Right Agreement shall state that it relates to a specified number of shares of Stock, as determined by the Committee.

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         (b)      SAR Price. The price shall be determined in each case by the
Committee at the time of grant and set forth in the Stock Appreciation Right Agreement, but in no event shall the SAR Price be less than the Fair Market Value of the Stock on the Grant Date.

         (c) Duration of Stock Appreciation Rights; Employment Required For Exercise. Each Stock Appreciation Right Agreement shall state the period of time, determined by the Committee, within which the Stock Appreciation Right may be exercised by the Participant (the "Stock Appreciation Right Period"). The Stock Appreciation Right Period must end, in all cases, not more than ten years from the Grant Date. Except as otherwise provided in Sections 5 and 8 and subsection 7.2(d)(iv) hereof, each Stock Appreciation Right granted under the Plan shall become exercisable in increments such that 25 percent of the Share Appreciation Right becomes exercisable on each of the four subsequent one-year anniversaries of the date the Stock Appreciation Right is granted, provided that each such additional 25-percent increment shall become exercisable only if the Participant has been continuously employed by the Company from the date the Stock Appreciation Right is granted through the date on which each such additional 25-percent increment becomes exercisable.

         (d) Termination of Employment, Death, Disability, Etc. Each Stock Appreciation Right Agreement shall provide as follows with respect to the exercise of the Stock Appreciation Right upon termination of the employment or the death of the Participant:

                  (i) If the employment of the Participant by the Company is terminated within the Stock Appreciation Right Period for cause, as determined by the Company, the Stock Appreciation Right shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

                  (ii) If the Participant retires from employment by the Company on or after attaining age 60, the Stock Appreciation Right may be exercised by the Participant within 36 months following his or her retirement (provided that such exercise must occur within the Stock Appreciation Right Period), but not thereafter. In the event of the Participant's death during such 36-month period, each Stock Appreciation Right may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case, the Stock Appreciation Right

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may be exercised only as to the increment(s) of the Stock Appreciation Right that have become exercisable on or before the date of the Participant's retirement.

                  (iii) If the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan), during the Stock Appreciation Right Period while still employed, or within the three-month period referred to in subsection 7.2(d)(v) below, or within the 36-month period referred to in subsection 7.2(d)(ii) above, the Stock Appreciation Right may be exercised by the Participant or by his or her guardian or legal representative, within twelve months following the Participant's disability, or within the 36-month period referred to in subsection 7.2(d)(ii) above if applicable and if longer (provided that such exercise must occur within the Stock Appreciation Right Period), but not thereafter. In the event of the Participant's death during such twelve-month period, each Stock Appreciation Right may be exercised by those entitled to do so in the manner referred to in subsection 7.2(d)(iv) below. In any such case, the Stock Appreciation Right may be exercised only as to the increment(s) of the Stock Appreciation Right that have become exercisable on or before the date of the Participant's disability.

                  (iv) In the event of the Participant's death while still employed by the Company, each Stock Appreciation Right of the deceased Participant may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death (provided that in any event such exercise must occur within the Stock Appreciation Right Period), but not thereafter, as to all increments of each Stock Appreciation Right, including each 25-percent increment of the Stock Appreciation Right, if any, which has not yet become exercisable at the time of the Participant's death. In the event of the Participant's death within the 36-month period referred to in subsection 7.2(d)(ii) above, the increment(s) of or within the twelve-month period referred to in subsection 7.2(d)(iii) above, the increment(s) of each Stock Appreciation Right of the deceased Participant that are exercisable at the time of death may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death or within the 36-month period referred to in subsection 7.2(d)(ii) above, if applicable and if longer (provided that in any event such exercise must occur within the Stock Appreciation Right Period).

                  (v) If the employment of the Participant by the Company is terminated (which for this purpose means that the Participant is no longer employed by the Company or by an Affiliated Corporation) within the Stock Appreciation Right Period for any reason other than cause, the Participant's retirement on or after attaining age 60, or the Participant's disability or death, the

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Stock Appreciation Right may be exercised by the Participant within three months following the date of such termination (provided that such exercise must occur within the Stock Appreciation Right Period), but not thereafter. In any such case, the Stock Appreciation Right may be exercised only as to the increment(s) of the Stock Appreciation Right that have become exercisable on or before the date of termination of the Participant's employment.

         (e) Transferability. Each Stock Appreciation Right Agreement shall provide that the Stock Appreciation Right granted therein is not transferable by the Participant except by will or pursuant to the laws of descent and distribution, and that such Stock Appreciation Right is exercisable during the Participant's lifetime only by him or her, or in the event of the Participant's disability or incapacity, by his or her guardian or legal representative.

         (f) Agreement to Continue in Employment. Each Stock Appreciation Right Agreement shall contain the Participant's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such Stock Appreciation Right Agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.

         (g)      Exercise, Payments, Etc.

                  (i) Each Stock Appreciation Right Agreement shall provide that the method for exercising the Stock Appreciation Right granted therein shall be by delivery to the Administrative Agent or to the Office of the Secretary of the Company of written notice specifying the number of shares of Stock that relate to the Stock Appreciation Right being exercised. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Stock Appreciation Rights (or portions thereof) which are being exercised and the number of shares of Stock that relate to the Stock Appreciation Rights being exercised. The exercise of the Stock Appreciation Right shall be deemed effective on the date such notice is received by the Administrative Agent or by the Office of the Secretary (the "Exercise Date").

                  (ii) Subject to subsection 7.2(i) and Section 12.1 hereof, the amount to which the Participant is entitled as a result of the exercise of the Stock Appreciation Right shall be paid through the Company's payroll system, as part of the payroll cycle next following the Exercise Date.

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                  (iii)    For purposes of the Plan, the income resulting from a
Stock Appreciation Right exercise shall be based on the Fair Market Value of the Stock for the Exercise Date.

         (h) Grant Date. A Stock Appreciation Right shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         (i) Tax Withholding. Each Stock Appreciation Right Agreement shall provide that, upon exercise of a Stock Appreciation Right, minimum tax withholding required by Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws shall be deducted from the amount payable to the Participant.

         (j) Adjustment of Stock Appreciation Rights. Subject to the provisions of Sections 4, 5, 7, 8 and 11 hereof, the Committee may make any adjustment in the number of shares of Stock to which an outstanding Stock Appreciation Right relates, or the terms of an outstanding Stock Appreciation Right and a subsequent granting of a Stock Appreciation Right, by amendment or by substitution for an outstanding Stock Appreciation Right; however, except as provided in Sections 4, 5, 8 and 11 hereof, the Committee may not adjust the SAR Price of any outstanding Stock Appreciation Right. Such amendment or substitution may result in terms and conditions (including the number of shares of Stock to which the Stock Appreciation Right relates, vesting schedule or Stock Appreciation Right Period) that differ from the terms and conditions of the original Stock Appreciation Right. The Committee may not, however, adversely affect the rights of any Participant to previously granted Stock Appreciation Rights without the consent of such Participant. If such action is effected by amendment, the effective date of such amendment will be the date of grant of the original Stock Appreciation Right.

7.3 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock to which a Stock Appreciation Right relates.

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                                    SECTION 8

                                CHANGE OF CONTROL

8.1 In General. In the event of the occurrence of a change of control of the Company, as defined in Section 8.3 hereof, all outstanding Stock Appreciation Rights shall become automatically vested, without further action by the Committee or the Board, so as to make all such Stock Appreciation Rights fully vested and exercisable as of the date of such change of control.

8.2 Limitation on Payments. If the provisions of this Section 8 would result in the receipt by any Participant of a payment within the meaning of
Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

8.3 Definition. For purposes of the Plan, a "change of control" shall mean any of the events specified in the Company's Income Continuance Plan or any successor plan which constitute a change of control within the meaning of such plan.

                                    SECTION 9

                        RIGHTS OF EMPLOYEES, PARTICIPANTS

9.1 Employment. Nothing contained in the Plan or in any Stock Appreciation Right granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the grant of an Stock Appreciation Right. Whether an

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authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

9.2 Nontransferability. No right or interest of any Participant in an Stock Appreciation Right granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in any Stock Appreciation Right shall, to the extent provided in
Section 7 hereof, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Stock Appreciation Right may be made by, the Participant's legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence of such status satisfactory to the Committee.

                                   SECTION 10

                             OTHER EMPLOYEE BENEFITS

The amount of any income deemed to be received by a Participant as a result of a Stock Appreciation Right exercise shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 11

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Committee or the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the Company's stockholders if stockholder approval is required to

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enable the Plan to satisfy any applicable statutory or regulatory requirements unless the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Appreciation Right theretofore granted under the Plan, without the consent of the Participant holding such Stock Appreciation Right.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

                                   SECTION 12

                                   WITHHOLDING

12.1 Withholding Requirement. The Company's obligations to deliver the amounts payable to the Participant for the exercise of a Stock Appreciation Right, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

12.2 Excess Withholding. At the time the Committee grants a Stock Appreciation Right, it may, in its sole discretion, grant the Participant an election to pay additional or excess amounts of tax withholding, beyond the required amounts and up to the Participant's marginal tax rate. Such election must be specified in the written notice of exercise given in accordance with subsection 7.2(g) hereof.

                                   SECTION 13

                               REQUIREMENTS OF LAW

13.1 Requirements of Law. The payment of amounts pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

13.2 Federal Securities Laws Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, Stock Appreciation Rights granted hereunder shall be subject to all conditions required

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under Rule 16b-3, or any successor rule(s) promulgated under the 1934 Act, to qualify the Stock Appreciation Right for any exception from the provisions of
Section 16 available under such rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the Stock Appreciation Right Agreement with the Participant which describes the Stock Appreciation Right.

13.3 Governing Law. The Plan and all Stock Appreciation Right Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

                                   SECTION 14

                              DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Board, and no Stock Appreciation Right shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on May 1, 2008. Any Stock Appreciation Rights outstanding at the time of the Plan termination shall continue to be exercisable in accordance with the Stock Appreciation Right Agreement pertaining to each such Stock Appreciation Right.

Dated: May 1, 2003

                                        APACHE CORPORATION

ATTEST:

/s/ Cheri L. Peper                      By: /s/ Jeffrey M. Bender
----------------------------------          ---------------------------------
Cheri L. Peper                              Jeffrey M. Bender
Corporate Secretary                         Vice President, Human Resources

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